AGREEMENT AND PLAN OF MERGER



                     dated as of



                  February __, 2001



                        among



                   RNETHEALTH, INC.



                ATN ACQUISITION CORP.



                         and



           ACCESS TELEVISION NETWORK, INC.

                  TABLE OF CONTENTS



                 ARTICLE 1
                 THE MERGER
      SECTION 1.01  Certain Definitions                          2
      SECTION 1.02  The Merger                                   4
      SECTION 1.03  Effective Time                               4
      SECTION 1.04  Closing                                      4
      SECTION 1.05  Voting Agreement                             5
      SECTION 1.06  Effect of the Merger                         5
      SECTION 1.07  Certificate of Incorporation                 5
      SECTION 1.08  Bylaws                                       5
      SECTION 1.09  Directors and Officers                       5

                 ARTICLE 2
PURCHASE PRICE AND EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
      SECTION 2.01  Purchase Price                               5
      SECTION 2.02  Effect of the Merger on the Capital
                         Stock; Adjustments                      5
      SECTION 2.03  Payment for Shares in the Merger             7
      SECTION 2.04  No Fractional Parent Shares                  9
      SECTION 2.05  Further Assurances                           9

                 ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY
      SECTION 3.01  Organization and Qualification              10
      SECTION 3.02  Capitalization                              10
      SECTION 3.03  Corporate Authorization                     11
      SECTION 3.04  Governmental Authorization                  12
      SECTION 3.05  Non-contravention                           12
      SECTION 3.06  Subsidiaries and Guaranties                 13
      SECTION 3.07  Financial Statements                        13
      SECTION 3.08  Litigation                                  13
      SECTION 3.09  Compliance with Laws                        13
      SECTION 3.10  Absence of Certain Changes or
                         Events                                 14
      SECTION 3.11  Title and Condition of Properties           14
      SECTION 3.12  Insurance                                   14
      SECTION 3.13  Certain Contracts                           14
      SECTION 3.14  Employee Benefit Plans; Labor
                         Matters                                15
      SECTION 3.15  Finders' Fees                               17
      SECTION 3.16  Voting Requirements                         17
      SECTION 3.17  Products Liability                          17
      SECTION 3.18  Taxes                                       17
      SECTION 3.19  Information Supplied                        19
      SECTION 3.20  Voting Arrangements                         19
      SECTION 3.21  Ownership of Shares of Parent
                         Capital Stock                          19

                 ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
      SECTION 4.01  Organization and Qualification              20
      SECTION 4.02  Capitalization                              20
      SECTION 4.03  Corporate Authorization                     21
      SECTION 4.04  Governmental Authorization                  21
      SECTION 4.05  Non-contravention                           22
      SECTION 4.06  SEC Reports; Financial Statements           22
      SECTION 4.07  Litigation                                  23
      SECTION 4.08  Compliance with Laws                        23
      SECTION 4.09  Absence of Certain Changes or
                         Events                                 23
      SECTION 4.10  Insurance                                   23
      SECTION 4.11  Certain Contracts                           24
      SECTION 4.12  Employee Matters                            24
      SECTION 4.13  Products Liability                          24
      SECTION 4.14  Information Supplied                        24
      SECTION 4.15  Finders' & Valuation Fees Owed by
                         Parent                                 24
      SECTION 4.16  Voting Requirements                         24

                 ARTICLE 5
                 COVENANTS
      SECTION 5.01  Conduct of Business by the Target
                         Company                                25
      SECTION 5.02  Conduct of Business by Parent               27
      SECTION 5.03  Pre-Closing Tax Covenants                   29
      SECTION 5.04  Other Actions                               30
      SECTION 5.05  [Reserved]                                  30
      SECTION 5.06  Registration Statement;
                         Securities Laws Compliance             30
      SECTION 5.07  Target Company Stockholders Meeting         30
      SECTION 5.08  Dissenting Shares                           31
      SECTION 5.09  Parent Shareholders Meeting                 31
      SECTION 5.10  Access to Information                       32
      SECTION 5.11  No Solicitation; Other Offers               32
      SECTION 5.12  Best Efforts; Notification                  35
      SECTION 5.13  Maintenance of Businesses                   36
      SECTION 5.14  Director Appointments; By-Law
                         Amendment                              36
      SECTION 5.15  Directors and Officers
                         Insurance; Indemnification             36
      SECTION 5.16  Public Announcements                        36
      SECTION 5.17  Further Assurances                          37
      SECTION 5.18  Notices of Certain Events                   37
      SECTION 5.19  Regulatory Approvals                        38
      SECTION 5.20  Tax-Free Reorganization Treatment           38
      SECTION 5.21  Other Agreements                            38

                 ARTICLE 6
          CONDITIONS TO THE MERGER
      SECTION 6.01  Conditions to Obligations of Each
                         Party                                  38
      SECTION 6.02  Conditions to Obligations of the
                         Target Company                         39
      SECTION 6.03  Conditions to Obligations of
                         Parent and Merger Sub                  40

                 ARTICLE 7
     TERMINATION, AMENDMENT AND WAIVER
      SECTION 7.01  Termination                                 41
      SECTION 7.02  Amendment                                   42
      SECTION 7.03  Extension; Waiver                           42
      SECTION 7.04  Procedure for Termination,
                         Amendment, Extension or Waiver         43
      SECTION 7.05  Termination Fee                             43

                 ARTICLE 8
               MISCELLANEOUS
      SECTION 8.01  Survival of Representations and
                         Warranties                             43
      SECTION 8.02  Expenses                                    43
      SECTION 8.03  Notices                                     43
      SECTION 8.04  No Waivers                                  44
      SECTION 8.05  No Joint Venture                            45
      SECTION 8.06  Successors and Assigns                      45
      SECTION 8.07  Governing Law                               45
      SECTION 8.08  Jurisdiction                                45
      SECTION 8.09  Waiver of Jury Trial                        45
      SECTION 8.10  Counterparts; Effectiveness;
                         Benefit                                45
      SECTION 8.11  Entire Agreement                            46
      SECTION 8.12  Captions                                    46
      SECTION 8.13  Severability                                46
      SECTION 8.14  Specific Performance                        46
      SECTION 8.15  Interpretation                              46
      SECTION 8.16  Target Company and Parent
                         Disclosure Memoranda                   47
      SECTION 8.17  Obligation of Parent and the
                         Target Company                         47
      SECTION 8.18  Time is of the Essence                      47


                 INDEX OF DEFINED TERMS

     Term Section

     affiliate                          1.01(a)
     Agreement                          1.01(b)
     beneficially                       1.01(c)
     Business Combination               5.11(d)(i)
     Business Combination Proposal      5.11(d)(ii)
     Business Day                       1.01(f)
     Bylaw Amendment                    5.14
     Certificate or Certificates        2.03
     Certificate of Merger              1.03
     Closing                            1.04
     Closing Date                       1.04
     Closing Date Balance Sheet         3.18(b)
     Code                               Recitals
     Control                            1.01(a)
     Conversion Ratio                   2.02(a)
     D&O Insurance                      5.15
     DGCL                               1.01(i)
     Disclosure Memoranda               8.16
     Effective Time                     1.03
     ERISA                              3.14(a)
     ERISA Group                        3.14(a)
     Exchange Act                       1.01(j)
     Financial Statements               3.07
     GAAP                               3.07
     Governmental Entity                3.04
     knowledge                          1.01(k)
     Liens                              3.01
     Material Adverse Effect            1.01(l)
     material contracts                 3.13, 4.11
     Merger                             Recitals
     Merger Consideration               2.02(a)
     Merger Sub                         Recitals
     Merger Sub Common Stock            4.02(b)
     National                           4.15
     OTCBB                              1.01(m)
     Parent                             Recitals
     Parent Common Stock                Recitals
     Parent Disclosure Memorandum       Article 4
     Parent Liens                       4.01
     Parent Preferred Stock             Recitals
     Parent SEC Reports                 4.06(a)
     Parent Securities                  4.02(c)
     Parent Series A Stock              Recitals
     Parent Series B Stock              Recitals
     Parent Shareholder Approval        4.16
     Parent Shareholders                5.09
     Parent Shareholders Meeting        5.09
     Paying Agent                       2.03
     Permits                            3.09
     person                             1.01(p)
     Purchase Price                     2.01
     Registered Parent Common Stock     1.01(q)
     Registration Rights Agreement      6.02(e)
     Registration Statement             5.06
     Returns                            1.01(s)
     SEC                                1.01(t)
     Securities Act                     1.01(u)
     Series B Stock                     Recitals
     Series C Stock                     Recitals
     Services Agreement                 Recitals
     Subsidiary                         1.01(v)
     Superior Proposal                  5.11(d)(iii)
     Surviving Corporation              Recitals
     Target Company                     Recitals
     Target Company Benefit Plans       3.14(a)
     Target Company Common Stock        Recitals
     Target Company Disclosure
          Memorandum                    Article 3
     Target Company Securities          3.02(b)
     Target Company Stockholder
          Approval                      3.16
     Target Company Stockholders
          Meeting                       5.07(a)
     Target Company Stockholders        5.07(a)
     Target Preferred Stock             Recitals
     Target Stock Option                2.02(d)(1)
     Target Warrant                     2.02(d)(1)
     Taxes                              1.01(x)
     Unsolicited Business Combination
          Proposal                      5.11(d)(iv)
     Voting Agreement                   1.05
     Warrant Agreements                 2.02(d)(2)



             AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February ____, 2001, among Access Television Network, Inc., a Delaware corporation (the "Target Company"), RnetHealth, Inc., a Colorado corporation
     ("Parent"), and ATN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

                       RECITALS

     1. The parties hereto intend that, on the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Target Company in a reverse triangular merger, with the Target Company continuing as the surviving corporation (the "Surviving Corporation") in the merger (the "Merger"). Upon effectiveness of the Merger, (i) each share of the Target Company's Common Stock, par value $0.01 per share ("Target Company Common Stock"), not owned directly by Parent or the Target Company will be converted into the right to receive shares of Parent's Common Stock, par value $0.01 per share ("Parent Common Stock"), (ii) each share of the Target Company's Series B Preferred Stock, par value $0.01 per share (the "Series B Stock"), not owned directly by Parent or the Target Company will be converted into the right to receive shares of Parent Series A Stock, as defined in Section 1.01 below,
     (iii) each share of the Target Company's Series C Preferred Stock, par value $0.01 per share (the Series C Stock, together with the Series B Stock, the "Target Preferred Stock"), not owned directly by Parent or the Target Company will be converted into the right to receive shares of Parent Series B Stock, as defined in Section 1.01 below (the Parent Series A Stock, together with the Parent Series B Stock, the "Parent Preferred Stock") and (iv) outstanding options and warrants to purchase Target Company Common Stock will be converted into options or warrants to purchase Parent Common Stock, all upon the terms and subject to the conditions set forth in this Agreement.
     2. The respective boards of directors of Parent, Merger Sub and the Target Company have determined that it is in the best interests of their respective companies and their stockholders to effect the Merger upon the terms and conditions set forth herein.
     3. The parties hereto have also agreed that upon execution of this Agreement Parent and the Target Company will enter into a Services Agreement dated as of the date hereof (the "Services Agreement").
     4. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under section 368 of the Code.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                      AGREEMENT

                      ARTICLE 1
                      THE MERGER

          SECTION 1.01   Certain Definitions.  As used in this
     Agreement:

               (a) The term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

               (b) "Agreement" means this Agreement and Plan of Merger.

               (c) A person will be deemed to "beneficially" own securities if such person would be the beneficial owner of such securities under Rule 13d-3 under the Exchange Act, including securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time).

               (d) "Business Combination" shall have the meaning set forth in Section 5.11(d).

               (e) "Business Combination Proposal" shall have the meaning set forth in Section 5.11(e).

               (f) "Business Day" means any day on which commercial banks are open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the laws of the State of New York or the federal laws of the United States.

               (g) "Code" means the Internal Revenue Code of 1986, as amended.

               (h) "D&O Insurance" shall have the meaning set forth in Section 5.15.

               (i)  "DGCL" means the Delaware General Corporation Law.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (k) The term "knowledge" or any similar formulation of "knowledge" shall mean, with respect to the Target Company, the actual knowledge of the Target Company's executive officers, and with respect to Parent, the actual knowledge of Parent's executive officers.

               (l) "Material Adverse Effect" means, with respect to any Person, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby; provided, however, any adverse change, event, development or effect attributable to the announcement or pendency of the transactions contemplated by this Agreement (including any cancellations of or delays in customer agreements, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees) or resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or the Services Agreement to the extent not due to the actions or inactions of the party claimed to have had a Material Adverse Effect, shall not be taken into account in determining whether there has been a Material Adverse Effect.

               (m) "OTCBB" means Nasdaq's Over-the-Counter Bulletin Board securities listing.

               (n) "Parent Series A Stock" means Parent's Series A Preferred Stock, par value $0.01, having the rights and preferences as set forth in Annex D hereto, to be authorized at the Parent Shareholders Meeting and having an initial liquidation preference in the aggregate equal to the aggregate liquidation preference, immediately prior to the Effective Time, of the shares being exchanged therefor in the Merger.

               (o) "Parent Series B Stock" means Parent's Series B Preferred Stock, par value $0.01, having the rights and preferences set forth in Annex E hereto, to be authorized at the Parent Shareholders Meeting and having an initial liquidation preference equal to the liquidation preference, immediately prior to the Effective Time, of the shares being exchanged therefor in the Merger.

               (p) The term "person" shall include individuals, corporations, partnerships, trusts, limited liability companies, associations, unincorporated organizations, joint ventures, other entities, groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act), labor unions or Governmental Entities (as such term is defined in Section 3.04 below).

               (q) "Registered Parent Common Stock" shall mean shares of the Parent Common Stock registered for trading with the United States Securities and Exchange Commission, pursuant to an effective registration statement on Form S-4.

               (r) "Registration Statement" shall have the meaning set forth in Section 5.06.

               (s) "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (t)  "SEC" means the Securities Exchange Commission.

               (u) "Securities Act" means the Securities Act of 1933, as amended.

               (v) "Subsidiary" means any corporation or other legal entity of which any given person controls (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the capital stock or other ownership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

               (w) "Superior Proposal" shall have the meaning set forth in Section 5.11(d)(iii).

               (x)  "Taxes" shall mean all taxes, however,
     denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency, or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, required to be paid, withheld or collected.

          SECTION 1.02 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Target Company in accordance with applicable law, whereupon the separate existence of Merger Sub shall cease, and the Target Company shall be the Surviving Corporation. Subject to the terms and conditions of this Agreement, Parent and Merger Sub agree to use their best efforts to cause the Effective Time to occur as soon as practicable after the Target Company Stockholder Meeting with respect to the Merger.

          SECTION 1.03 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Target Company and Merger Sub will file a certificate of merger in the form of Annex A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware and make all other filings or recordings required by applicable law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger.

          SECTION 1.04 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the closing (the "Closing"), but subject to the fulfillment or waiver of those conditions) (the "Closing Date"), at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Denver, Colorado 80203-4541, unless the parties agree to another time, date or place in writing.

          SECTION 1.05 Voting Agreement. In connection with the execution of this Agreement, the Target Company shall deliver as of the date hereof the Voting Agreement, substantially in the form of Annex C hereto (the "Voting Agreement") duly executed by Spectrum Equity Investors II, L.P.

          SECTION 1.06 Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Target Company and Merger Sub, all as provided under applicable law.

          SECTION 1.07   Certificate of Incorporation.  At the
     Effective Time, the certificate of incorporation of Merger Sub will continue unchanged and become the certificate of incorporation of the Surviving Corporation.

          SECTION 1.08 Bylaws. At the Effective Time, the bylaws of Merger Sub will continue unchanged and become the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 1.09 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the sole director and officers of Merger Sub immediately before the Effective Time will become the sole director and officers of the Surviving Corporation.

                      ARTICLE 2
                  PURCHASE PRICE AND
         EFFECT OF THE MERGER ON THE CAPITAL
        STOCK OF THE CONSTITUENT CORPORATIONS;
               EXCHANGE OF CERTIFICATES

          SECTION 2.01 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by Parent shall consist of
     (i) 38,906,040 shares of registered Parent Common Stock,
     (ii) 601,500 shares of Parent Series A Stock, and
     (iii) 235,150 shares of Parent Series B Stock.

          SECTION 2.02 Effect of the Merger on the Capital Stock; Adjustments. At the Effective Time by virtue of the Merger and without any other action on the part of the holder thereof:

               (a) (i) each share of Target Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 2.0572 shares of Parent Common Stock (the "Conversion Ratio"), subject to any adjustment provided for by Section 2.04, (ii) each share of Series B Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 60 shares of Parent Series A Stock, and (iii) each share of Series C Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Parent Series B Stock, in each case subject to reduction for any applicable withholding taxes under applicable law and any applicable stock transfer taxes under applicable law payable by such holder collectively (the "Merger Consideration"), upon the surrender of the certificate representing such shares;

               (b) each share of Target Company Common Stock owned by the Target Company or its Subsidiaries, if any, and each share of Target Company Common Stock owned by Parent or Merger Sub, if any shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

               (c) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               (d) (1) Each option to purchase shares of the Target Company Common Stock that is outstanding immediately prior to the Effective Time ("Target Stock Option") shall be assumed by Parent on the terms set forth in Section 2.02(d)(2) and shall automatically and without any action by the holder thereof be converted into an option to purchase shares of Parent Common Stock based on the Conversion Ratio. Each warrant to purchase shares of the Target Company Common Stock that is outstanding immediately prior to the Effective Time ("Target Warrant") shall be assumed by Parent on the terms set forth in Section 2.02(d)(2) and shall automatically and without any action by the holder thereof be converted into a warrant to purchase shares of Parent Common Stock based on the Conversion Ratio.

                    (2) Each Target Stock Option that is outstanding at the Effective Time shall be assumed by Parent and shall be deemed to constitute an option to acquire, and each Target Warrant that is outstanding at the Effective Time shall be assumed by Parent and shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Target Stock Option or Target Warrant immediately prior to the Effective Time, the number of shares of Parent Common Stock as the holder of such Target Stock Option or Target Warrant would have been entitled to receive had such holder exercised such Target Stock Option or such Target Warrant in full immediately prior to the Effective Time (not taking into account whether such Target Stock Option was in fact vested and exercisable) at a price per share equal to (a) the aggregate exercise price for Parent Common Stock otherwise purchasable pursuant to such Target Stock Option or Target Warrant divided by (b) the number of shares of Parent Common Stock deemed purchasable pursuant to such assumed Target Stock Option or Target Warrant; provided however, that in all events the number of shares covered by, and the exercise price for, each assumed Target Stock Option that is an "incentive stock option" (within the meaning of Section 422 of the Code) shall be determined according to
     Section 424 of the Code and the regulations promulgated thereunder, and provided further, that the number of shares of Parent Common Stock that may be purchased upon exercise of the assumed Target Stock Options and Target Warrants shall not include any fractional share. An assumed Target Stock Option or Target Warrant that includes a fractional share shall be rounded down to the nearest whole share. At and after the Effective Time, all assumed Target Stock Options shall continue to vest according to the terms of such options in effect immediately prior to the Effective Time. From and after the Effective Time, Parent shall comply with the terms of the warrant agreements pursuant to which the Target Warrants were issued (the "Warrant Agreements") and the Target stock option plans pursuant to which the Target Stock Options were granted. Parent shall cause to be taken all corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the assumed Target Stock Options and Target Warrants. Parent shall cause the Parent Common Stock subject to the assumed Target Stock Options and, to the extent required by the respective Warrant Agreements, subject to the assumed Target Warrants to be registered under the Securities Act pursuant to a registration statement on Form S-8 (or any successor or other appropriate form), and shall use its best efforts to cause the effectiveness of such registration statement (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Target Stock Options and Target Warrants remain outstanding.

               (e) Holders of shares of Target Company Common Stock and Target Preferred Stock who have complied with all requirements for perfecting stockholders' rights of appraisal, as set forth in
     Section 262(d) of the DGCL, shall be entitled to their rights under Delaware Law with respect to such rights.

     If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Parent Common Stock, then the number of shares represented by the Purchase Price and the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

     Without limiting the provisions of Section 5.01, if, between the date hereof and the Effective Time, the outstanding shares of Target Company Common Stock or Target Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Target Company Common Stock or Target Preferred Stock, then the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

          SECTION 2.03 Payment for Shares in the Merger. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Paying Agent") for the purpose of exchanging certificates representing shares of Target Company Common Stock, shares of Series B Stock and/or shares of Series C Stock, as applicable (singly, a "Certificate," collectively, the "Certificates") for the Merger Consideration. Prior to the Effective Time, Parent or Merger Sub shall deposit with the Paying Agent, in trust for the benefit of holders of Target Company Common Stock, holders of Series B Stock and/or holders of Series C Stock, as applicable, the Merger Consideration consisting of the certificates for Parent Common Stock, Parent Series A Stock and Parent Series B Stock to be issued upon conversion of the shares of Target Company Common Stock, shares of Series B Stock or shares of Series C Stock, as applicable.

               (b) As soon as reasonably practicable after the Effective Time, Parent will cause the Paying Agent to send to each holder of shares of Target Company Common Stock, shares of Series B Stock and/or shares of Series C Stock, as applicable, at the Effective Time a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as Parent reasonably specifies) and instructions for use in effecting the surrender of Certificate(s) for payment therefor.

               (c)  Each holder of shares of Target Company Common
     Stock, shares of Series B Stock and/or shares of Series C Stock, as applicable, that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Paying Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of each share of Target Company Common Stock, each share of Series B Stock or each share of Series C Stock, as applicable, represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall in any event be due or payable to any holder of shares of Target Company Common Stock, shares of Series B Stock, or shares of Series C Stock.

               (d) If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such tax has been paid or is not payable.

               (e) Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Company Common Stock, shares of Series B Stock, and/or shares of Series C Stock, as applicable, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

               (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Parent, the posting by such person of a bond, in such reasonable amount as the Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Target Company Common Stock, shares of Series B Stock, or shares of Series C Stock represented by such Certificate, as contemplated by this Article 2.

               (g)  All shares of Parent Common Stock and Parent
     Preferred Stock issued upon the surrender of Certificates in accordance with this Section 2.03 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Target Company Common Stock, shares of Series B Stock, and shares of Series C Stock theretofore represented by such Certificates.

               (h) Any portion of the Merger Consideration that remains unclaimed by the holders of shares of Target Company Common Stock, shares of Series B Stock, and/or shares of Series C Stock, as applicable, one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Target Company Common Stock, shares of Series B Stock, and/or shares of Series C Stock, as applicable, for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of shares of Target Company Common Stock, shares of Series B Stock, or shares of Series C Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

               (i) Parent shall cause all charges and expenses of the Paying Agent to be paid.

          SECTION 2.04 No Fractional Parent Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. All shares of Parent Common Stock that a seller of shares of Target Company Common Stock is entitled to receive as a result of the Merger shall be aggregated and if a fractional share of Parent Common Stock results even after such aggregation, such fractional share shall be rounded to the nearest whole share of Parent Common Stock, in lieu of the fractional share.

          SECTION 2.05 Further Assurances. The Target Company agrees that if, at any time before or after the Effective Time, Parent considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Parent title to any property or rights of the Target Company or the Surviving Corporation as provided herein. Parent, the Surviving Corporation and their proper officers and directors are hereby authorized by the Target Company to execute and deliver all such proper deeds, assignments and assurances and to do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Parent and otherwise to carry out the purposes of this Agreement, in the name of the Target Company or otherwise. The officers and directors of Parent, the Target Company and Merger Sub will take all such other lawful and necessary or desirable action to carry out the purposes of this Agreement.

                      ARTICLE 3
 REPRESENTATIONS AND WARRANTIES OF THE TARGET COMPANY

          Except as set forth in the disclosure memorandum, the parts of which are numbered to correspond to the section numbers of this Agreement, delivered by the Target Company to Parent on or prior to the date hereof (the "Target Company Disclosure Memorandum"), the Target Company represents and warrants to Parent and Merger Sub as follows:

          SECTION 3.01 Organization and Qualification. The Target Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Target Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on the Company. The Target Company has made available to Parent complete and correct copies of its certificate of incorporation and by-laws. Except as otherwise disclosed in Section 3.01 of the Target Company Disclosure Memorandum, all of the outstanding shares of Target Company Common Stock have been validly issued and are fully paid and nonassessable, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws.

          SECTION 3.02 Capitalization. (a) The authorized capital stock of the Target Company consists solely of (i) 40,000,000 shares of common stock, $0.01 par value per share, and (ii) 5,000,000 shares of Target Preferred Stock of which 10,025 shares have been designated as Series B Stock and 235,150 shares have been designated as Series C Stock. As of January 31, 2001, there were outstanding:
     (1) 18,912,133 shares of Target Company Common Stock;
     (2) 10,025 shares of Series B Stock; (3) 235,150 shares of Series C Stock; (4) employee stock options to purchase an aggregate of 1,248,971 shares of Target Company Common Stock and (5) warrants to purchase an aggregate of 2,704,750 shares of Target Company Common Stock. All shares of Target Preferred Stock are non-voting shares (except as otherwise provided in the Target Company's Certificate of Incorporation) and are not convertible into shares of Target Company Common Stock. Since January 31, 2001, there have been no issuances of shares of the capital stock of the Target Company or any other securities of the Target Company. All shares of Target Company Common Stock outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Target Company Common Stock issuable upon exercise of outstanding employee stock options have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued and will be fully paid and nonassessable. Section 3.02(a) of the Target Company Disclosure Memorandum sets forth a complete and accurate list of all holders of capital stock of the Target Company or options or warrants to purchase capital stock of the Target Company and the number of shares represented by such options or warrants, the exercise price and vesting schedule of such options or warrants held by each such holder as of the date hereof.

               (b)  Except as set forth in Section 3.02(a) or in
     Section 3.02(b) of the Target Company Disclosure Memorandum, there are no outstanding (i) shares of capital stock (whether voting or nonvoting) of the Target Company, (ii) securities of the Target Company convertible into or exchangeable for shares of capital stock (whether voting or nonvoting) of the Target Company or (iii) options or other interests in or rights to acquire from the Target Company or other obligation of the Target Company to issue, any capital stock (whether voting or nonvoting) or securities convertible into or exchangeable for capital stock of the Target Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Target Company Securities").

               (c) Except as set forth in Section 3.02(c) of the Target Company Disclosure Memorandum, there is no: (i) outstanding preemptive right, stock appreciation right, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire from the Target Company or, to the Target Company's knowledge, from affiliates of the Target Company, any shares of the capital stock or other securities of the Target Company;
     (ii) outstanding security, instrument or obligation issued by the Target Company or controlled affiliates of the Target Company, that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Target Company;
     (iii) stockholders' rights plan (or similar plan commonly referred to as a "poison pill") or agreement under which the Target Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; (iv) agreement to which the Target Company is party relating to the voting, or except as contemplated by the terms of the Registration Rights Agreement, registration of or restricting any person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to any shares of the Target Company Common Stock); (v) liability for dividends accrued but unpaid; or
     (vi) condition or circumstance, to the Target Company's knowledge, that likely would directly or indirectly give rise to or provide a basis for the assertion of a claim by any person to the effect that such person is entitled to acquire or receive any shares of capital stock or other securities of the Target Company, including but not limited to promises to issue or grant securities of the Target Company or to recommend to the Target Company's board of directors to issue or grant securities of the Target Company. The Target Company has delivered to Parent accurate and complete copies of all plans pursuant to which the Target Company has ever granted stock options or warrants.

               (d) Except as set forth in Section 3.02(d) of the Target Company Disclosure Memorandum, to the Target Company's knowledge: (i) no Target Company stockholder has claimed, to the Target Company, any interest in any additional shares of capital stock of the Target Company, or any options, warrants or other securities of the Target Company, except for the number of shares of the Target Company Securities which such person is shown to be the owner of in Section 3.02(a) of the Target Company Disclosure Memorandum, and (ii) no third party who is not listed in
     Section 3.02(a) of the Target Company Disclosure Memorandum has made, or has, any claim of entitlement, to the Target Company, to receive any shares of the capital stock of the Target Company, any warrants or other rights to acquire any capital stock of the Target Company or any other securities of the Target Company, including without limitation the Target Preferred Stock.

          SECTION 3.03 Corporate Authorization. The Target Company has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Target Company and the consummation by the Target Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Target Company, subject to approval, if necessary, of the Merger by the Target Company's stockholders in accordance with the DGCL. This Agreement has been duly executed and delivered by the Target Company and constitutes a valid and binding obligation of the Target Company, enforceable against the Target Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

          SECTION 3.04 Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency, commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Target Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Target Company or the consummation by the Target Company of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Target Company is qualified to do business, (b) in connection with any state or local tax which is attributable to the beneficial ownership of the Target Company's real property, if any,
     (c) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, (d) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 3.05   Non-contravention.  Except as set forth in
     Section 3.05 of the Target Company Disclosure Memorandum, the execution and delivery of this Agreement by the Target Company do not, and performance by the Target Company of this Agreement and the consummation of the transactions contemplated hereby will not
     (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Target Company, (b) assuming compliance with the matters referred to in Section 3.04, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Target Company is entitled under any provision of any agreement or other instrument binding upon the Target Company or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Target Company or
     (d) result in the creation or imposition of any Lien on any asset of the Target Company, except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Target Company to consummate the transactions contemplated by this Agreement.

          SECTION 3.06 Subsidiaries and Guaranties. The Target Company does not have any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. The Target Company is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with the Target Company.

          SECTION 3.07 Financial Statements. The Target Company has delivered to Parent the Target Company's unaudited balance sheet as of November 30, 2000, audited income statements and cash flow statements for the years ended March 31, 2000, March 31, 1999,
     March 31, 1998, March 31, 1997, March 31, 1996 and March 31, 1995
     (the "Financial Statements"). The Financial Statements of the Target Company have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Target Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice and liabilities and obligations under this Agreement or the Services Agreement or incurred in connection with the transactions contemplated hereby, the Target Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Target Company or in the notes thereto.

          SECTION 3.08   Litigation.  Except as set forth in
     Section 3.08 of the Target Company Disclosure Memorandum, there is no suit, action or proceeding pending or, to the knowledge of the Target Company, overtly threatened in writing against or affecting the Target Company that individually or in the aggregate, would reasonably be expected to prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent the Target Company from performing its obligations hereunder, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Target Company having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. To the knowledge of the Target Company, there is no basis for any person, firm, corporation or entity to assert a claim against the Target Company, or Merger Sub as successor in interest to the Target Company, based upon:
     (a) ownership or rights to ownership of any shares of the Target Company Common Stock or other securities, (b) any rights as a securities holder of the Target Company, including, without limitation, any option, warrant or other right to acquire any securities of the Target Company, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between the Target Company and any securities holder of the Target Company or former securities holder of the Target Company in such holder's capacity as such.

          SECTION 3.09   Compliance with Laws.  Except as set forth in
     Section 3.09 of the Target Company Disclosure Memorandum, the Target Company is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to their respective businesses or operations, except for instances of possible non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse effect on the Target Company. The Target Company has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Target Company.

          SECTION 3.10 Absence of Certain Changes or Events. Since March 31, 2000, except as set forth in Section 3.10 of the Target Company Disclosure Memorandum, the Target Company has conducted its business only in the ordinary course and (a) there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Target Company or its business; and (b) the Target Company has not taken any action that would have been prohibited under
     Section 5.01 hereof.

          SECTION 3.11 Title and Condition of Properties. The Target Company (a) has good and marketable title to or a valid leasehold interest under a real property or a capitalized lease in all assets recorded on its balance sheet as of March 31, 2000 free and clear of all Liens, except for (i) assets disposed of in the ordinary course of business consistent with past practice since such date,
     (ii) Liens disclosed in Section 3.11 of the Target Company Disclosure Memorandum, (iii) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and
     (iv) Liens for current taxes not yet due and payable, (b) has a valid leasehold or other interest in all other assets used by it in its business, except in each case for exceptions to the foregoing that would not, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Target Company. All of the improvements on real property and fixtures, machinery, equipment and other tangible personal property and assets owned or used by the Target Company are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Target Company.

          SECTION 3.12 Insurance. All material risks of the Target Company in respect of its business are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are reasonable in the context of the businesses and operations engaged in by the Target Company. The Target Company has paid all premiums due under such policies and is not in default with respect to its obligations under any such policies.

          SECTION 3.13 Certain Contracts. As of the date hereof, except as set forth in Section 3.13 of the Target Company Disclosure Memorandum, the Target Company is not a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict the Target Company or any successor thereto from engaging or competing in any line of business or in any geographic area. All agreements, obligations and commitments listed in Section 3.13 of the Target Company Disclosure Memorandum are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered or made available to Parent. Except as noted in Section 3.13 of the Target Company Disclosure Memorandum, neither the Target Company nor, to the knowledge of the Target Company any other party is in breach of or default under any term of any such agreement, obligation or commitment.

          SECTION 3.14   Employee Benefit Plans; Labor Matters.

     (a)  Except for the plans and arrangements set forth in
     Section 3.14 of the Target Company Disclosure Memorandum (the "Target Company Benefit Plans"), neither the Target Company nor any member of its ERISA Group (as defined below), now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding. "ERISA Group" means a controlled or affiliated group within the meaning of Section 414(b), (c), (m), or
     (o) of the Code, of which the Target Company is, or has within the last six (6) years been a member. The Target Company has furnished to Parent correct and complete copies of each Target Company Benefit Plan (including a detailed written description of any Target Company Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to the Target Company) and, with respect to each Target Company Benefit Plan, (i) the most recent favorable determination letter,
     (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request or request under the Employee Plans Compliance Resolution System or the Voluntary Fiduciary Correction Program, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle,
     (v) the three most recently filed Forms 5500, (vi) the three most recent actuarial valuations, (vii) materials submitted to the Department of Labor in support of a pending prohibited transaction exemption application, (viii) each individual prohibited transaction exemption granted by the Department of Labor with respect to a Target Company Benefit Plan within the last six (6) years, and
     (ix) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Target Company Benefit Plan during the past five
     (5) years that describes the terms of the Target Company Benefit
     Plan.

     (b) Each Target Company Benefit Plan that is intended to be a qualified plan has been determined by the Internal Revenue Service to be so qualified and no circumstances exist that could reasonably be expected by the Target Company to adversely affect such qualification. The Company is in compliance in all material respects with, and each of the Target Company Benefit Plans complies in form with, and is and has been operation in all material respects in compliance with, all applicable requirements of law, including without limitation, ERISA and the Code.

     (c) There are no actions, suits, grievances, arbitrations or other manner of litigation or claim with respect to any Target Company Benefit Plan (except for claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any Target Company Benefit Plan, any plan sponsor, or any fiduciary (as such term is defined in Section 3(21) of ERISA) of such Target Company Benefit Plan, and the Target Company has no knowledge of any facts that could reasonably be expected to give rise to any action, grievance, arbitration or other manner of litigation, or action.

     (d)  Neither the Target Company nor any member of its ERISA
     Group has ever maintained, contributed to, or been obligated to contribute to any plan that is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Neither the Target Company nor any member of its ERISA Group has ever contributed to, been obligated to contribute to, or incurred any liability to a multiemployer plan (as such term is defined in Section 3(37) of ERISA).

     (e) The consummation of the transactions contemplated by this Agreement will not give rise to any acceleration of vesting of options or payments, the acceleration of the time of making any payments, or the making of any payments, that would in the aggregate result in an "excess parachute payment" within the meaning of
     Section 280G of the Code, the denial of any tax deduction under the Code, and the imposition of the excise tax under Section 4999 of the Code.

     (f)  Neither the Target Company nor any member of its ERISA
     Group is or has ever been a party to any collective bargaining or other labor union contract. No collective bargaining agreement is being negotiated by the Target Company or any Subsidiary. There is no pending or threatened labor dispute, strike or work stoppage against the Target Company or any Subsidiary.

     (g) Neither the Target Company nor any Subsidiary is a party to or is bound by any severance agreements, programs, or policies.
     Schedule 3.14 of the Target Company Disclosure Memorandum sets forth, and the Target Company has furnished to Parent true and correct copies of (i) all employment agreements with the Target Company and any Subsidiary, (ii) all agreements with consultants to the Target Company and any Subsidiary, (iii) all non-competition agreements with the Target Company or a subsidiary executed by any employee of the Target Company, (iv) a list of each of the Target Company employees, with the respective title, salary and location of employment of each such employee, and (v) all plans, programs, agreements and other arrangements of the Target Company with or relating to its directors.

     (h) No Target Company Benefit Plan provides retiree welfare benefits to any person and neither the Target Company nor any Subsidiary is contractually or otherwise obligated (whether or not in writing) to provide any person with any welfare benefits upon retirement or other termination of employment, other than as required by the provisions of Part 6 of Title I of ERISA and
     Section 4980B of the Code, and each such Target Company Benefit Plan may be amended or terminated by the Target Company or a Subsidiary at any time without liability to the Target Company or such Subsidiary.

          SECTION 3.15 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Target Company who is entitled to any fee or commission from the Target Company in connection with the transactions contemplated by this Agreement except for (a) Ladenburg Thalmann & Co. Inc., which shall be paid $60,000 in connection with rendering a fairness opinion and (b) G. Howard Associates, Inc. Pursuant to the agreement G. Howard Associates shall be paid
     (i) upon the consummation of a transaction under this Agreement, that portion of the Merger Consideration represented by 523,200 shares of Parent Common Stock, (ii) an amount equal to 1.1% of the value to be paid upon the redemption of any Parent Preferred Stock, if any, at the time of such redemption, and (iii) $14,000.00 as reimbursement for expenses incurred during the commission of services rendered.

          SECTION 3.16 Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of each of the Target Company Common Stock and the Series B Stock, each voting as a separate class (the "Target Company Stockholder Approval"), approving this Agreement is the only vote of the holders of any class or series of the Target Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          SECTION 3.17 Products Liability. The Target Company has not received any written notice relating to any claim involving any product manufactured, produced, distributed or sold by the Target Company or any of its Subsidiaries resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of any implied warranties or representation, other than notices of claims that have been settled or resolved by the Target Company prior to the date hereof or notices of claims.

          SECTION 3.18   Taxes.

     (a) (i) All Returns required to be filed with the federal government and the States of California and Iowa by or on behalf of the Target Company have been duly filed on a timely basis and such Returns (including all attached statements and schedules) are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments that have been received by the Target Company with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by the Target Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Effective Time. No claim has been made in writing or, to the knowledge of the Target Company, threatened by, any jurisdiction where the Target Company does not file Returns that the Target Company is or may be subject to Taxes in that jurisdiction.

     (ii) To the knowledge of the Target Company, the Target Company has withheld and paid over all material Taxes required to have been withheld and paid over (including any estimated taxes) to the federal government and the States of California and Iowa, and has materially complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

     (iii)     To the knowledge of the Target Company,
     there are no liens on any of the assets of the Target Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established.

     (iv) The Target Company has made available, or will make available, to Parent complete copies of: (i) all federal and state income and franchise tax Returns of the Target Company for the past five years preceding the date hereof, and (ii) all tax audit reports, statements of deficiencies, closing or other agreements received by the Target Company or on its behalf relating to Taxes for the past five years preceding the date hereof.

     (v) To the knowledge of the Target Company, the Target Company has filed all Returns in all jurisdictions, except such jurisdictions in which failure to file Returns would not have a Material Adverse Effect on the Target Company.

     (b) Except as disclosed in Section 3.18(b) of the Target Company Disclosure Memorandum: (i) there is no audit of any Return of the Target Company by a governmental or taxing authority in process, pending or, to the knowledge of the Target Company, threatened in writing by any such governmental or taxing authority;
     (ii) to the knowledge of the Target Company, no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of the Target Company, and no written notice has been received by the Target Company that it has not filed a Return or paid Taxes required to be filed or paid by it; (iii) to the knowledge of the Target Company, the Target Company is not a party to any pending action or proceeding for assessment or collection of Taxes, nor has such action or proceeding been asserted or threatened against it or any of its assets; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Target Company; (v) there are no requests for rulings, subpoenas or requests for information pending with respect to Taxes of the Target Company; (vi) no power of attorney has been granted by the Target Company with respect to any matter relating to Taxes; (vii) the Target Company has never been included in an affiliated group of corporations, within the meaning of Section 1504 of the Code and has never been a part of any combined or unitary group for state income tax purposes; or (viii) the amount of the Target Company's liability for unpaid Taxes for all periods ending on or before November 30, 2000 determined on a GAAP basis does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as of that date, and the amount of the Target Company's liability for unpaid Taxes for all periods ending on or before the Closing Date determined on a GAAP basis will not, to the best of the Target Company's knowledge exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of the Target Company as of the Closing Date (the "Closing Date Balance Sheet").

     (c) Except as disclosed in Section 3.18(c) of the Target Company Disclosure Memorandum: (i) the Target Company has not made an election to treat, and is not required to treat, any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (ii) the Target Company has not entered into any compensatory agreements as described in Section 3.14(e); (iii) no election has been made under
     Section 338 of the Code with respect to the Target Company and no action has been taken that would result in any income tax liability to the Target Company as a result of a deemed election within the meaning of Section 338 of the Code; (iv) no consent under
     Section 341(f) of the Code has been filed with respect to the Target Company; (v) the Target Company has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise; (vi) the Target Company is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes; (vii) the Target Company has not made any of the foregoing elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions; or
     (viii) the Target Company does not have and has never had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (d) The tax Returns provided by the Target Company to Parent contain in all material respects, as of the respective dates thereof, accurate and complete information with respect to: (i) all material tax elections in effect with respect to the Target Company;
     (ii) the current tax basis of the assets of the Target Company;
     (iii) the net operating losses of the Target Company by taxable year; (iv) the net capital losses of the Target Company; or (v) the tax credit carry overs of the Target Company.

     (e) The tax Returns provided by the Target Company to Parent contain in all material respects, as of the respective dates thereof, accurate and complete information with respect to the net operating losses, net operating loss carry forwards and other tax attributes of the Target Company, and the extent to which they are subject to any limitation under Code Sections 381, 382, 383, or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code section or the regulations).

          SECTION 3.19 Information Supplied. None of the information supplied or to be supplied to Parent by the Target Company for inclusion or incorporation by reference in the Registration Statement or any amendment thereof or supplement thereto, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be so stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 3.20 Voting Arrangements. Except for the Voting Agreement and as set forth in Section 3.20 of the Target Company Disclosure Memorandum, there are no outstanding stockholder agreements, voting trusts, proxies or other contracts or agreements to which the Target Company is a party or, to the Target Company's knowledge, to which any other person or entity is a party, relating to the voting of any shares of the Target Company capital stock.

          SECTION 3.21 Ownership of Shares of Parent Capital Stock. Except as set forth under Section 3.21 of the Target Company Disclosure Memorandum, neither the Target Company nor, to the Target Company's knowledge, any of the Target Company's affiliates or associates (as such terms are defined under the Exchange Act):
     (a) beneficially owns, directly or indirectly; or (b) is a party to any contract or agreement for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Parent capital stock (except for shares of Parent capital stock in the aggregate representing less than 1% of the outstanding shares of Parent capital stock).

                      ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Except as set forth in the disclosure memorandum delivered by the Parent on or prior to the date hereof (the "Parent Disclosure Memorandum") or in the Parent SEC Reports, as defined in
     Section 4.07 herein, Parent and Merger Sub jointly and severally, represent and warrant to the Target Company that:

          SECTION 4.01   Organization and Qualification.  Each of
     Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on either of Parent or Merger Sub. Each of Parent and Merger Sub has provided to the Target Company complete and correct copies of its articles or certificate of incorporation, as the case may be, and of its by-laws. Except as otherwise disclosed in Section 4.01 of the Parent Disclosure Memorandum, all of the outstanding shares of the common stock of Merger Sub have been validly issued and are fully paid and non-assessable, free and clear of all pledges, claims, heirs, charges, encumbrances and security interests of any kind or nature whatsoever, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests ("Parent Liens"), except for restrictions imposed by applicable securities laws.

          SECTION 4.02 Capitalization. (a) As of the date hereof, the authorized capital stock of Parent consists of 60,000,000 shares of common stock, $0.01 par value per share. As of January 31, 2001, there were outstanding: (1) 43,412,639 shares of Parent Common Stock; and (2) stock options and warrants to purchase an aggregate of 14,720,688 shares of Parent Common Stock. Since January 31, 2001, there have been no issuances of shares of the capital stock of Parent or any other securities of Parent other than issuances of shares of Parent Common Stock pursuant to options outstanding at January 31, 2001. All shares of Parent Common Stock outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All shares issuable upon exercise of outstanding employee stock options have been duly authorized and, when issued in accordance with the terms thereof, will be validly issued and will be fully paid and nonassessable.

               (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, $0.01 par value per share ("Merger Sub Common Stock"). There are 100 shares of Merger Sub Common Stock outstanding each held by Parent. There are no other outstanding securities of Merger Sub. All of the outstanding common stock of Merger Sub has been duly authorized and validly issued and are fully paid and non assessable.

               (c) Except as set forth in Sections 4.02(a) and 4.02(b), there are no outstanding (i) shares of capital stock or voting securities of Parent or Merger Sub, (ii) securities of Parent or Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Parent or Merger Sub or (iii) options or other rights to acquire from Parent or Merger Sub or other obligation of Parent or Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or Merger Sub (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). There are no outstanding obligations of Parent, Merger Sub or any of their Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Securities. Without limiting the generality of the foregoing, neither Parent, nor Merger Sub has adopted a shareholder rights plan or similar plan or arrangement.

          SECTION 4.03   Corporate Authorization.  Parent and Merger
     Sub will, on the Closing Date, have the requisite corporate power and authority to enter into this Agreement, subject to obtaining the Parent Shareholder Approval and will, on the Closing Date, have the requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby will, on the Closing Date, be duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The shares of Parent Common Stock and Parent Preferred Stock to be issued pursuant to the terms of this Agreement will, on the Closing Date, be duly authorized and adequately reserved and will, when issued pursuant to the terms of this Agreement, be validly issued, fully paid and non-assessable and not subject to any preemptive rights, rights of first refusal or other similar rights. Such shares of Parent Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and will, when issued, be approved for trading on the OTCBB.

          SECTION 4.04 Governmental Authorization. Except as set forth in Section 4.04 of the Parent Disclosure Memorandum, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (a) such reports and information statements under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (b) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent and Merger Sub are qualified to do business, (c) in connection with any state or local tax which is attributable to the beneficial ownership of Parent's or Merger Sub's real property, if any, (d) as may be required by any applicable state securities or "blue sky" laws or state takeover laws, and (e) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          SECTION 4.05   Non-contravention.  Except as set forth in
     Section 4.05 of the Parent Disclosure Memorandum, the execution and delivery of this Agreement by Parent and Merger Sub do not, and performance by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby will not
     (a) contravene, conflict with, or result in any violation or breach of any provision of the articles or certificate of incorporation, as the case may be, or bylaws of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 4.04 hereof, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Sub or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and Merger Sub or (d) result in the creation or imposition of any Parent Lien on any asset of Parent or Merger Sub, except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          SECTION 4.06   SEC Reports; Financial Statements.

               (a) Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since October 13, 1999 (the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the Securities Act, or the Exchange Act as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Reports, and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) The financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Reports, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice and liabilities and obligations under this Agreement or incurred in connection with the transactions contemplated hereby, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its consolidated Subsidiaries or in the notes thereto which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent.

          SECTION 4.07   Litigation.  Except as set forth in
     Section 4.07 of the Parent Disclosure Memorandum, there is no suit, action or proceeding pending or, to the knowledge of Parent or Merger Sub, overtly threatened in writing against or affecting Parent or Merger Sub that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub or its respective business or would prevent or substantially delay any of the transactions contemplated by this Agreement or otherwise prevent Parent or Merger Sub from performing its respective obligations hereunder, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or Merger Sub having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          SECTION 4.08   Compliance with Laws.  Except as set forth in
     Section 4.08 of the Parent Disclosure Memorandum, each of Parent and Merger Sub is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to their respective businesses or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on either Parent or Merger Sub. Each of Parent and Merger Sub has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on either Parent or Merger Sub.

          SECTION 4.09 Absence of Certain Changes or Events. Since September 30, 2000, except as set forth in Section 4.09 of the Parent Disclosure Memorandum, each of Parent and Merger Sub has conducted its respective business only in the ordinary course and there has not occurred any events or changes that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either Parent or Merger Sub.

          SECTION 4.10 Insurance. All material risks of each of Parent and Merger Sub in respect of its business are covered by valid and currently effective insurance policies or binders of insurance or programs of self-insurance in such types and amounts as are reasonable in the context of the businesses and operations engaged in by each of Parent and Merger Sub. Each of Parent and Merger Sub has paid all premiums due under such policies and is not in default with respect to its obligations under any such policies.

          SECTION 4.11 Certain Contracts. As of the date hereof, except as set forth in Section 4.11 of the Parent Company Disclosure Memorandum, neither Parent nor Merger Sub is a party to or bound by
     (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-B of the SEC), or (ii) any material non-competition agreements or any other agreements or arrangements that limit or otherwise restrict Parent or Merger Sub or any successor thereto from engaging or competing in any line of business or in any geographic area. Except as set forth in Section 4.11 of the Parent Disclosure Memorandum, as of the date hereof, Parent is not bound by any agreement providing for the registration of Parent Common Stock.

          SECTION 4.12 Employee Matters. Neither Parent, nor any of its Subsidiaries has experienced any work stoppages, strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years which would, individually or in the aggregate, have a Material Adverse Effect on Parent. To the knowledge of Parent, there is no organizational effort presently being made or overtly threatened by or on behalf of any labor union with respect to the employees of Parent or any of its Subsidiaries.

          SECTION 4.13 Products Liability. Neither Parent nor Merger Sub has received any written notice relating to any claim involving any product manufactured, produced, distributed or sold by either of Parent or Merger Sub resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of any implied warranties or representation, other than notices of claims that have been settled or resolved by either of Parent or Merger Sub prior to the date hereof or notices of claims, which if determined against either of Parent or Merger Sub would not have a Material Adverse Effect on either of Parent or Merger Sub or its respective business.

          SECTION 4.14 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement or any amendment thereof or supplement thereto, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          SECTION 4.15   Finders' & Valuation Fees Owed by Parent.
     There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who is entitled to any fee or commission from Parent in connection with the transactions contemplated by this Agreement except for National Securities Corporation ("National") who Parent shall pay by wire transfer (i) Twenty Thousand Dollars ($20,000) on or before the date hereof in connection with valuation services rendered by National, and (ii) One Hundred Twenty-Seven Thousand, Eighty Dollars ($127,080) on or before the Closing Date in connection with merger/acquisition services rendered by National to Parent.

          SECTION 4.16 Voting Requirements. The affirmative vote of a majority of the outstanding shares of Parent Common Stock (the "Parent Shareholder Approval"), approving (i) an increase in the number of shares of Parent Common Stock that Parent is authorized to issue from 60,000,000 to 120,000,000 shares, (ii) the authorization of 601,500 shares of Parent Series A Stock with the rights and preferences set forth in Annex D hereto, (iii) the authorization of 235,150 shares of Parent Series B Stock with the rights and preferences set forth in Annex E hereto, and (iv) the election of each of George H. Henry and Jay Huffard to Parent's board of directors is the only vote of the holders of any class or series of Parent's capital stock necessary to provide for the consummation of this Agreement and the transactions contemplated by this Agreement.

                      ARTICLE 5
                      COVENANTS

          SECTION 5.01   Conduct of Business by the Target Company.
     From the date hereof until the Effective Time, the Target Company shall conduct its business in the ordinary course and subject to the Services Agreement, consistent with past practice and shall use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, except with the written consent of Parent from the date hereof until the Effective Time the Target Company shall not:

               (a) declare, set aside or pay any dividend or other distribution with respect to any share of Target Company Common Stock or Target Preferred Stock;

               (b) split, combine or reclassify any of Target Company Common Stock or Target Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

               (c) repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Target Company;

               (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares pursuant to stock-based awards that are outstanding on the date of this agreement);
     (ii) amend or otherwise modify the terms of any such rights, warrants, options or stock-based awards, the effect of which shall be to make such terms more favorable to the holders thereof; or
     (iii) take any action to accelerate the exercisability or vesting of any option or other stock-based award.

               (e) amend the Target Company's certificate of incorporation or by-laws or other comparable organizational documents or amend any material terms of the outstanding securities of the Target Company;

               (f)  form any Subsidiary;

               (g) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Target Company, except purchases in the ordinary course of business consistent with past practice;

               (h) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Target Company or its business, except sales in the ordinary course of business consistent with past practice;

               (i) except for the items currently contracted for by the Target Company and the items contemplated by the Target Company's most recent capital expenditure budget made available to Parent, make or agree to make any new capital expenditure or expenditures other than expenditures which, individually, is in excess of $60,000 or, in the aggregate, are in excess of $500,000;

               (j) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except for the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or make any loans, advances or capital contributions to, or investments in, any other person, other than advances to employees in accordance with past practice;

               (k) (i) increase the compensation payable to or to become payable to any director or executive officer; (ii) grant any severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any employee benefit plan or arrangement, whether written or unwritten, or (iv) except as may be required by applicable law, amend or take any other action with respect to any Target Company Benefit Plan or any of the plans, programs, agreements, policies or other arrangements described in
     Section 3.14(g) of this Agreement.

               (l) adopt any change, other than in the ordinary course of business consistent with past practice or as required by GAAP or by law, in its accounting policies, procedures or practices;

               (m) make any material tax election or settle or compromise any material tax liability;

               (n)  change accounting methods;

               (o) pay, discharge, settle or satisfy any claims, litigation, arbitration, liabilities or other controversies (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Target Company is a party;

               (p) except in the ordinary course of business or as otherwise permitted by this Section 5.01, (i) enter into any contract or agreement, (ii) modify, amend or terminate any material contract or agreement to which the Target Company is a party, or
     (iii) waive, release or assign any material rights or claims;

               (q)  permit any insurance policy naming the Target
     Company as a beneficiary or loss payable payee to be canceled or terminated or change any insurance coverage;

               (r) expand the size of the board of directors of the Target Company, elect or appoint anyone to such board, or form any committees of such board;

               (s) take, or agree to take, any action that would materially impair the ability of the Target Company, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

               (t)  agree or commit to do any of the foregoing.

          SECTION 5.02 Conduct of Business by Parent. From the date hereof until the Effective Time, Parent shall conduct its business in the ordinary course and subject to the Services Agreement, consistent with past practice and shall use its reasonable best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except with the written consent of the Target Company, from the date hereof until the Effective Time Parent shall not:

               (a) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of Parent Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Parent Common Stock, or any rights, warrants or options to acquire any shares of Parent Common Stock, other than (i) issuances pursuant to stock-based awards or options that are outstanding on the date hereof or are granted in accordance with the following clause, or (ii) the issuance of shares of Parent Company Stock for fair value in cash or property as a result of an arms-length negotiation with a third party, the proceeds of which shall be used for Parent working capital or any other purpose as agreed to in writing by the Target Company;

               (b) issue, deliver or sell any class or series of securities of Parent which are pari passu or superior in rights and preferences of either series of the Parent Preferred Stock as contemplated by this Agreement or that would adversely affect either series of Parent Preferred Stock if such Parent Preferred Stock were then outstanding;

               (c) grant any registration rights to any person or entity other than registration rights granted with respect to Parent Common Stock issued pursuant to Section 5.02(a)(ii) hereof that are not more favorable than the registration rights to be granted under the Registration Rights Agreement and that do not conflict or interfere with the rights to be granted under the Registration Rights Agreement;

               (d)  form a subsidiary;

               (e) amend its articles of incorporation or by-laws or other comparable organizational documents or amend any material terms of the outstanding Parent Securities;

               (f) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets that are material, individually or in the aggregate, to Parent;

               (g) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (whether by merger, consolidation, sale of assets or otherwise) which are material, individually or in the aggregate, to Parent, except sales in the ordinary course of business consistent with past practice;

               (h) except for the items currently contracted for by Parent and the items contemplated by Parent's most recent capital expenditure budget made available to the Target Company, make or agree to make any new capital expenditure or expenditures other than expenditures which, individually, is in excess of $60,000 or, in the aggregate, are in excess of $500,000;

               (i) incur any indebtedness for borrowed money in excess of $275,000 per calendar month or in excess of $500,000 in the aggregate, or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except for the endorsement of checks in the normal course of business and the extension of credit in the normal course of business, or make any loans, advances or capital contributions to, or investments in, any other person, other than advances to employees in accordance with past practice;

               (j) adopt any change, other than in the ordinary course of business consistent with past practice or as required by the SEC, GAAP or by law, in its accounting policies, procedures or practices;

               (k) make any material tax election or settle or compromise any material tax liability;

               (l) pay, discharge, settle or satisfy any claims, litigation, arbitration, liabilities or other controversies (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Parent SEC Reports or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which Parent is a party;

               (m) take, or agree to take, any action that would materially impair the ability of the Target Company, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and agree or commit to do any of the foregoing; or

               (n)  make any material change in its business.

          SECTION 5.03   Pre-Closing Tax Covenants.

               (a) During the period from the date hereof to the Closing Date, the Target Company shall prepare and file all Returns required to be filed by the Target Company on or before the respective due date of the Return, and shall pay all Taxes (including estimated Taxes) due on such Return or which are otherwise required to be paid at any time prior to or during such period. Such Returns shall be prepared in accordance with the most recent tax practices as to elections and accounting methods except for new elections that may be made therein that were not previously available, subject to Parent's consent (not to be unreasonably withheld or delayed).

          (b) Between the date hereof and the Closing Date, to the extent the Target Company has knowledge of the commencement or scheduling of any tax audit, the assessment of any tax, the issuance of any notice of tax due or any bill for collection of any tax, or the commencement or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any tax of the Target Company, the Target Company shall provide prompt notice to Parent of such matter, setting forth information (to the extent known) describing any asserted tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable tax authority with respect to such matter.

          (c) Prior to the closing, the Target Company shall not take any of the following actions: (i) make, revoke or amend any tax election other than consistent with past practice; (ii) execute any waiver of restrictions on assessment or collection of any tax; or (iii) enter into or amend any agreement or settlement with any tax authority.

          (d) The Target Company shall cause any tax-sharing agreements, tax indemnity agreements, tax allocation agreements, or similar agreements with respect to the Target Company, and any power of attorney with respect to tax matters of the Target Company, to be terminated prior to the Closing Date so that from and after the Closing Date the Target Company shall not be bound thereby nor have any liability thereunder.

          (e)  Prior to Closing, the Target Company shall provide
     Parent with a clearance certificate or similar document that may be required by any state taxing authority in order to relieve Parent of any obligation to withhold any portion of the purchase price with respect to the stock of the Target Company.

          SECTION 5.04 Other Actions. The Target Company, Parent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of their respective representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue so as to have a Material Adverse Effect or (iii) any of the conditions to the Merger set forth in Article 6 not being satisfied (subject to the Target Company's right to take action specifically permitted by Section 5.10).

          SECTION 5.05   [Reserved]

          SECTION 5.06 Registration Statement; Securities Laws Compliance. As promptly as practicable after the date of this Agreement, with the cooperation of the Target Company, Parent shall prepare and file with the SEC a registration statement on Form S-4 (the "Registration Statement"). Each of Parent and the Target Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective as promptly as practicable after it is filed with the SEC. Parent shall also take any reasonable action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. The Target Company shall furnish all information concerning the Target Company and the holders of shares of Target Company Common Stock as may be reasonably requested by Parent in connection with such action. The Target Company shall promptly notify Parent and update such information if it becomes aware of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Parent shall promptly notify the Target Company of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or for additional information and will supply the Target Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement or the Merger.

          SECTION 5.07   Target Company Stockholders Meeting.

               (a)  The Target Company will hold a special meeting
     (the "Target Company Stockholders Meeting") or solicit written consent of the stockholders of the Target Company (the "Target Company Stockholders") as promptly as practicable after the Registration Statement is declared effective for the purpose of voting upon approval of this Agreement, and the Merger. The Target Company will solicit from the Target Company Stockholders proxies in favor of the approval of this Agreement and the Merger, and will use its reasonable best efforts to take all other action necessary or advisable to secure the vote or consent of the Target Company Stockholders required by Delaware law to obtain such approvals. The Target Company Stockholders Meeting shall be called, held and conducted, and any proxies or stockholder written consents will be solicited, in compliance with Delaware law, the Target Company's certificate of incorporation and bylaws, and all other applicable legal requirements. The Target Company's obligation to call, give notice of, convene, hold and conduct the Target Company Stockholders Meeting or solicit a written consent of the stockholders of the Target Company in accordance with this Section 5.07 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Target Company of any Business Combination Proposal (as defined in Section 5.11), or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Target Company to the Target Company Stockholders to approve this Agreement and the Merger.

               (b) Notwithstanding anything to the contrary contained in this Agreement, the Target Company may adjourn or postpone the Target Company Stockholders Meeting if as of the time for which the Target Company Stockholders Meeting is originally scheduled there are insufficient shares of the Target Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Target Company Stockholders Meeting. The Target Company shall ensure that the Target Company Stockholders Meeting, if held, is called, noticed, convened, held and conducted prior to and separate from any meeting of the Target Company Stockholders at which any Business Combination Proposal or Business Combination is considered or voted upon.

               (c) Subject to Section 5.11, (i) the board of directors of the Target Company shall recommend that the Target Company Stockholders approve this Agreement and the Merger; (ii) the Registration Statement and the proxy, shall include a statement to the effect that the board of directors of the Target Company has recommended that the Target Company Stockholders approve this Agreement and the Merger; and (iii) neither the board of directors of the Target Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the board of directors of the Target Company that the Target Company Stockholders vote in favor of and approve this Agreement and the Merger.

          SECTION 5.08 Dissenting Shares. As promptly as practicable after the date the proxy statement contained in the Registration Statement is distributed to the Target Company Stockholders, and prior to the Closing Date, the Target Company shall furnish Parent with the name and address of each stockholder of the Target Company who has up to such time dissented and the number of shares owned by such stockholder of the Target Company.

          SECTION 5.09   Parent Shareholders Meeting.

               (a) Prior to the Effective Time, Parent will hold a special meeting (the "Parent Shareholders Meeting") of the holders of Parent Common Stock (the "Parent Shareholders") for the purpose of voting upon (i) an increase in the number of shares of Parent Common Stock that Parent is authorized to issue from 60,000,000 to 120,000,000 shares, (ii) the authorization of 601,500 shares of Parent Series A Stock with the rights and preferences set forth in Annex D hereto, (iii) the authorization of 235,150 shares of Parent Series B Stock with the rights and preferences set forth in Annex E hereto and (iv) the election of George H. Henry and Jay Huffard to Parent's board of directors. Parent will solicit from the Parent Shareholders proxies in favor of the proposals set forth in this
     Section 5.09, and will use its reasonable best efforts to take all other action necessary or advisable to secure the vote of the Parent Shareholders required by Colorado law to obtain such approval. The Parent Shareholders Meeting shall be called, held and conducted, and any proxies will be solicited, in compliance with Colorado law, Parent's articles of incorporation and bylaws, and all other applicable legal requirements.

               (b) Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Shareholders Meeting if as of the time for which the Parent Shareholders Meeting is originally scheduled there are insufficient shares of the Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Shareholders Meeting. Parent shall ensure that the Parent Shareholders Meeting, if held, is called, noticed, convened, held and conducted prior to and separate from any meeting of the Parent Shareholders at which any Business Combination Proposal or Business Combination is considered or voted upon.

               (c) The board of directors of Parent shall recommend that the Parent Shareholders approve the proposals set forth in this
     Section 5.09 and neither the board of directors of the Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of the board of directors of the Parent that the Parent Shareholders vote in favor of and approve the proposals set forth in this Section 5.09 unless this Agreement has been terminated pursuant to the provisions of Article 7 hereof.

          SECTION 5.10 Access to Information. From the date hereof until the Effective Time and subject to applicable law, the Target Company and Parent shall (i) give the requesting party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to its offices, properties, books and records,
     (ii) furnish to the requesting party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the disclosing party and its respective Subsidiaries to cooperate with the requesting party in its investigation of the disclosing party and its Subsidiaries. Any investigation pursuant to this section shall be conducted upon two Business Days' prior written notice to the disclosing party, during regular business hours and in such manner as not to interfere unreasonably with the conduct of the business of the disclosing party and its Subsidiaries.

          SECTION 5.11 No Solicitation; Other Offers. Except as otherwise provided herein, from the date hereof until the earlier of the termination of this Agreement in accordance with the provisions hereof and the Effective Time (a) the Target Company shall not, and shall use its reasonable best efforts to ensure that its officers, directors or employees, or any investment bankers, consultants or other agents retained by it do not (i) solicit, initiate, or encourage the submission of any Business Combination Proposal, as defined below, or (ii) engage in discussions or negotiations or furnish to any person any information with respect to a Business Combination or knowingly facilitate any effort or attempt to make a Business Combination. The Target Company will notify the Parent as promptly as practicable after receipt by the Target Company of any Business Combination Proposal or any request for nonpublic information relating to the Target Company by any person who, to the knowledge of the Target Company, is making or who has made, a Business Combination Proposal. The Target Company shall provide such notice orally and in writing, which notice shall include the material substantive terms of such request or the material substantive terms and conditions of any such Business Combination Proposal. The Target Company shall, and shall use its reasonable best efforts to cause directors, employees and other agents of the Target Company to, cease immediately and cause to be terminated all activities, discussions and negotiations, if any, with any persons conducted prior to the date hereof with respect to any Business Combination Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Target Company in the possession of such persons and their affiliates, representatives and advisors. Nothing contained in this Agreement shall prevent the Target Company from making any disclosure to the Target Company Stockholders if, in the good faith judgment of the majority of the disinterested members of the board of directors of the Target Company, failure to so disclose would be inconsistent with applicable law.

               (b)  Notwithstanding the first sentence of
     Section 5.11(a), the Target Company may negotiate or otherwise engage in substantive discussions with, and furnish material nonpublic information to, any person in response to an Unsolicited Business Combination Proposal by such person if a majority of the board of directors of the Target Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law, (iii) prior to furnishing any such material non-public information to, or entering into any discussions with, such person or group, the Target Company gives Parent written notice of all material substantive terms of such Business Combination Proposal and of the Target Company's intent to furnish nonpublic information to, or enter into discussions with, such person, and the Target Company receives from such person an executed confidentiality agreement containing customary terms, and
     (iv) contemporaneously with furnishing such material nonpublic information to such person, the Target Company furnishes such material nonpublic information to Parent (to the extent not previously furnished by the Target Company to Parent). As used herein "material nonpublic information" shall mean information that is nonpublic and material relating to the operations, assets or financial condition of the Target Company but shall in no event include any letters of intent, agreements, correspondence or discussions relating to the terms of a possible Business Combination.

               (c) Except as permitted in this Section 5.11(c), neither the board of directors of the Target Company nor any committee thereof shall (i) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, or take any action not explicitly permitted by this Agreement that would be inconsistent with its approval of the Merger, (ii) approve or recommend, or publicly propose to approve or recommend, any Business Combination or (iii) cause the Target Company to enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement related to any Business Combination. Notwithstanding the foregoing, the board of directors of the Target Company shall be permitted to approve or recommend any Business Combination and in connection therewith enter into an agreement with respect to such Business Combination, but only if (x) the Target Company has received a Superior Proposal which its board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action could reasonably be deemed to be inconsistent with its fiduciary duties under applicable law, and (y) the board of directors of the Target Company shall have provided to Parent at least three Business Days' prior written notice (or such lesser prior notice, as provided to the members of the Target Company's board of directors) of any meeting of the Target Company's board of directors at which such board of directors is reasonably expected to consider any Business Combination Proposal to determine whether such Business Combination Proposal is a Superior Proposal. Nothing contained in this
     Section 5.11 shall limit the Target Company's obligation to hold and convene the Target Company Stockholders Meeting (regardless of whether the recommendation of the board of directors of the Target Company shall have been withheld, withdrawn, amended or modified) unless this Agreement has been terminated pursuant to the provisions of Article 7 hereof.

               (d)  For purposes of this Agreement:

                  (i) "Business Combination" means any (i) merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction or series of related transactions as a result of which either (A) the stockholders of the subject company prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof) or, regardless of the percentage of voting securities held by such stockholders, if any person shall beneficially own, directly or indirectly, at least 20% of the voting securities of such ultimate parent entity, or (B) the individuals comprising the board of directors prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, license or transfer or other disposition of at least 20% of the assets, taken as a whole, in a single transaction or a series of related transactions, or
     (iii) the acquisition, directly or indirectly, by a person who, after giving effect to such acquisition, owns of record or beneficially 20% or more of the common stock whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the stockholders of the subject company would in the aggregate beneficially own greater than 60% of the voting securities of such person).

                  (ii) "Business Combination Proposal" means with respect to the Target Company, any offer or proposal (other than an offer or proposal by Parent) relating to a Business Combination.

                  (iii) "Superior Proposal" means an unsolicited bona fide written proposal made by a third party to acquire (i) at least 50% of the voting securities of the Target Company whether by merger, consolidation, business combination, or (ii) substantially all of the assets of the Target Company or otherwise, whether for cash, securities or any other consideration or combination thereof (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Target Company); provided, however, that the board of directors of the Target Company determines in good faith, based on the advice of counsel that such proposal is more favorable than the transaction contemplated by this Agreement and that to reject such Superior Proposal would be reasonably likely to be inconsistent with its fiduciary duties to the Target Company Stockholders under applicable law.

                  (iv) "Unsolicited Business Combination Proposal" means a Business Combination Proposal received by the Target Company other than as a result of a breach of this Section 5.11 by the Target Company.

          SECTION 5.12 Best Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Target Company and its board of directors and the Merger Sub and its board of directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the other transactions contemplated by this Agreement, use their best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Target Company's taking actions specifically permitted by Section 5.11(b) and (c).

               (b) Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Section 5.12(a) if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable law, each of the parties shall cooperate in all respects with each other and use its respective best efforts in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

               (c) If any objections are asserted with respect to the transactions contemplated hereby under any applicable law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable law, each of the Target Company and Parent shall use its best efforts to resolve any such objections or challenge such Governmental Entity or private party may have to such transactions so as to permit consummation of the transactions contemplated by this Agreement.

               (d)  The existence of the conditions set forth in
     Section 6.01 and Section 6.03 shall not limit or diminish Parent's or Merger Sub's obligations pursuant to this Section 5.12 or relieve Parent or Merger Sub of any liability or damages that may result from its breach of its obligations under this Section 5.12.

          SECTION 5.13 Maintenance of Businesses. The parties hereto understand and acknowledge that it is their mutual intent to work closely together during the period from the date hereof until the Closing Date. The parties hereto will use their reasonable best efforts to carry on their respective businesses, and to maintain relations and goodwill with all of their respective customers, suppliers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with the parties, in substantially the same manner as each of the parties hereto has prior to the date of this Agreement, except such changes as may be mutually agreed upon between Parent and the Target Company. The parties hereto shall confer with each other concerning all operational matters regarding their respective businesses of a material nature.

          SECTION 5.14 Director Appointments; Bylaw Amendment. At or prior to the Effective Time, Parent shall use its best efforts to
     (i) cause its board of directors to appoint, nominate and recommend the election of each of George H. Henry, William P. Collatos and Jay Huffard to the board of directors of Parent and (ii) amend its Bylaws to include the provision set forth in Annex G hereto (the "Bylaw Amendment").

          SECTION 5.15 Directors and Officers Insurance; Indemnification. Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years from the Effective Time, the Target Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D &
     O Insurance") that is no less favorable than the coverage provided to such directors under the Target Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available comparable coverage; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an annual premium for the D&O Insurance in excess of two hundred percent (200%) of the last annual premium paid by the Target
     Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. From and after the Effective Time, Parent (i) agrees to indemnify and hold harmless all past and present officers and directors of the Target Company to the same extent that such persons are currently entitled to be indemnified by the Target Company pursuant to the applicable provisions of the Target Company's certificate of incorporation or by-laws or of any Target Company indemnification agreement for the benefit of any such officers or directors for acts or omissions occurring at or prior to the Effective Time, including those in connection with the Merger and (ii) shall advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions, and Parent agrees not to amend or modify any of such provisions after the Effective Time.

          SECTION 5.16 Public Announcements. Parent and the Target Company will consult with each other before issuing any press release or making any public statement (including any broadly issued statement or announcement to employees) with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

          SECTION 5.17   Further Assurances.  At and after the
     Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Target Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Target Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Target Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          SECTION 5.18 Notices of Certain Events. Each of the Target Company and Parent shall promptly notify the other of:

               (a) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate so as to have a Material Adverse Effect;

               (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

               (c) the Target Company obtaining knowledge of a material breach by Parent, or Parent obtaining knowledge of a material breach by the Target Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (a) or (b) above;

               (d) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (e) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

               (f) any actions, suits, claims, investigations, orders, decrees, complaints or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Target Company, Parent or any of their respective Subsidiaries that relate to the consummation of the transactions contemplated by this Agreement; or

               (g) the occurrence of any other event which would reasonably be likely to have a Material Adverse Effect on the Target Company or the Parent; provided, however, that the delivery of any notice pursuant to this Section 5.18 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.19 Regulatory Approvals. Each of Parent and the Target Company agree to execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which either Parent or the Target Company may reasonably request in connection with the consummation of the transactions provided for in this Agreement. Each of Parent and the Target Company agree to use reasonable best efforts to obtain all such authorizations, approvals and consents.

          SECTION 5.20 Tax-Free Reorganization Treatment. Each of Parent and the Target Company shall treat the Merger as a "reorganization" within the meaning of section 368(a) of the Code. Neither Parent, Merger Sub nor the Target Company shall take any action (excluding any action pursuant to the terms of this Agreement and any action pursuant to the exercise of redemption rights by the holders of the Parent Preferred Stock) if such action would jeopardize the qualification of the Merger as a reorganization within the meaning of section 368(a) of the Code. No party to this Agreement shall take any position inconsistent with this Section
     5.20 on any tax return, in any audit or proceeding or otherwise; provided however, that Parent's and the Target Company's obligations under this sentence shall not be applicable in any court proceeding with respect to the tax treatment of the Merger that is initiated by the IRS or persons other than Parent or the Target Company unless one or more holders of Parent Preferred Stock shall have agreed to reimburse Parent and the Target Company for all costs of such proceeding.

          SECTION 5.21 Other Agreements. Contemporaneously with the delivery and execution of this Agreement, the parties thereto have executed and delivered the Services Agreement as set forth in Annex B hereto.

                      ARTICLE 6
               CONDITIONS TO THE MERGER

          SECTION 6.01 Conditions to Obligations of Each Party. The respective obligations of the Target Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

               (a) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Target Company, threatened by the SEC. All necessary state securities authorizations (including state takeover approvals) shall have been received unless the failure to receive any such authorization would not have a Material Adverse Effect on Parent or the Target Company or the transactions contemplated by this Agreement;

               (b) the Target Company Stockholder Approval shall have been obtained;

               (c) the Parent Shareholder Approval shall have been obtained;

               (d) no statute, rule or regulation shall have been enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents the consummation of the Merger or makes the consummation of the Merger unlawful, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties hereto shall have used its respective best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered;

               (e) there shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws; and

               (f) shares of Parent Common Stock issuable to the Target Company Stockholders pursuant to the Merger and issuable upon exercise of the Target Company Options converted pursuant to this Agreement, shall have been approved for trading and included for quotation on the OTCBB prior to or simultaneous with the Effective Time, subject to official notice of issuance.

          SECTION 6.02   Conditions to Obligations of the Target
     Company. The obligations of the Target Company to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

               (a) Each representation and warranty of Parent and Merger Sub contained in Article 4 of this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any other similar standard or qualification) shall be true and correct in all respects as of the Effective Time, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), and the failure of such representation or warranty to be true and correct would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub;

               (b) Parent and Merger Sub shall have performed in all material respects all of their agreements contained in this Agreement required to be performed at or prior to the Effective Time, and such failure has not had or would not reasonably be expected to have a Material Adverse Effect on Parent or Merger Sub;

               (c) Parent and Merger Sub shall have obtained the consent or approval of each person whose consent or approval shall be required to consummate the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument to which Parent or Merger Sub is a party, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or upon the transactions contemplated by this Agreement; and

               (d) All necessary consents or authorizations from Governmental Entities which may be required in connection with the transactions contemplated hereby, shall have been received, unless the failure to receive any such consent or authorization would not have a Material Adverse Effect on Parent, Merger Sub or the transactions contemplated by this Agreement, and such consents or authorizations shall not contain any conditions which would reasonably be expected to have a Material Adverse Effect on Parent, Merger Sub or the transactions contemplated by this Agreement.

               (e) Parent shall have delivered to the Target Company the duly executed Registration Rights Agreement dated as of the Closing Date in substantially the form set forth in Annex E hereto (the "Registration Rights Agreement").

               (f) William P. Collatos shall have been appointed to, and each of George H. Henry and Jay Huffard shall have been elected to Parent's board of directors, and the Bylaw Amendment shall have been adopted by the Parent.

               (g) Parent shall have filed with the Secretary of State of the State of Colorado, the certificate of designations of each of the Parent Series A Stock and the Parent Series B Stock in substantially the form set forth in Annex D and Annex E hereto, respectively.

               (h) No Material Adverse Effect with respect to Parent shall have occurred.

               (i) Parent and the Target Company shall have received written confirmation from Parent's tax accountants that the Merger will be reported for federal income tax purposes on Parent's federal income tax return as a reorganization within the meaning of section 368(a) of the Code.

               (j) Parent shall have delivered such officer's certificates as the Target Company may reasonably request. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents delivered pursuant hereto shall be reasonably acceptable to the Target Company's counsel.

          SECTION 6.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following conditions:

               (a) Each representation and warranty of Target Company contained in Article 3 of this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification), shall be true and correct in all respects as of the Effective Time, as if made at and as of such time (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case such representation or warranty shall not be true and correct as of such date), and the failure of such representation or warranty to be true and correct would not reasonably be expected to have a Material Adverse Effect on the Target Company;

               (b) The Target Company shall have performed in all material respects all of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, and such failure has not had or would not reasonably be expected to have a Material Adverse Effect on the Target Company;

               (c) The Target Company shall have obtained the consent or approval of each person whose consent or approval shall be required to consummate the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument to which the Target Company is a party, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Target Company or upon the transactions contemplated by this Agreement; and

               (d) All necessary consents or authorizations from Governmental Entities which may be required in connection with the transactions contemplated hereby, shall have been received, unless the failure to receive any such consent or authorization would not have a Material Adverse Effect on the Target Company or the transactions contemplated by this Agreement, and such consents or authorizations shall not contain any conditions which would reasonably be expected to have a Material Adverse Effect on the Target Company or the transactions contemplated by this Agreement.

               (e) No Material Adverse Effect shall have occurred with respect to the Target Company.

               (f) Parent shall have received sufficient evidence that the fees described in Section 3.15 have been paid in full by the Target Company prior to the Closing.

               (g) The Target Company shall have delivered such officer's certificates as Parent may reasonably request. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents delivered pursuant hereto shall be reasonably acceptable to Parent's counsel.

                      ARTICLE 7
          TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time whether before or after approval of the Merger by the stockholders of Parent and the Target Company:

               (a)  by mutual written consent of Parent and the Target
     Company;

               (b) by either the Target Company or Parent if any court or Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift) prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (c) by the Target Company or Parent if the Target Company Stockholder Approval or the Parent Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at either the Target Company Stockholders Meeting or the Parent Shareholders Meeting or of any adjournment thereof at which such vote was taken;

               (d) by either the Target Company or Parent, if such party is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, or if any representation of such other party will have become untrue, in either case to an extent that would cause the conditions set forth in Section 6.02 (for the Target Company) or Section 6.03 (for Parent) not to be satisfied and such breaching party fails to cure such material breach within thirty (30) days of written notice of such material breach from the non-breaching party (except that no cure period will be provided for a breach which by its nature cannot be cured);

               (e) by the Target Company (i) if the board of directors of the Target Company receives a Superior Proposal and satisfies the conditions of Section 5.11, (ii) if Parent announces a Business Combination at any time prior to the Effective Time; or
     (iii) if the Parent Shareholder Approval is not obtained; or

               (f)  by Parent if, whether or not permitted to do so,
     (A) the board of directors of the Target Company shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any Superior Proposal or (B) the Target Company shall have entered into any agreement, whether or not binding, to consummate a Business Combination pursuant to any Superior Proposal.

          SECTION 7.02 Amendment. This Agreement may be amended by the parties hereto at any time before or after the Target Company Stockholder Approval or the Parent Shareholder Approval shall have been obtained; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.03 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto on the part of the other party or parties or (c) subject to the proviso of Section 7.02 hereof, waive compliance with any of the agreements or conditions contained herein on the part of the other party or parties; provided, however, that the Target Company may not waive the requirements of Section 6.02(e) or (f) hereof without the consent of the holders of a majority of the outstanding Series B Stock. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.04   Procedure for Termination, Amendment,
     Extension or Waiver.  A termination of this Agreement pursuant to
     Section 7.01 hereof, an amendment of this Agreement pursuant to
     Section 7.02 hereof subject to the provisions of Section 7.03(c) hereof, or an extension or waiver pursuant to Section 7.03 hereof shall, in order to be effective, require in the case of Parent, Merger Sub or the Target Company, action by its respective board of directors.

          SECTION 7.05 Termination Fee. (a) In the event that the Target Company terminates this Agreement pursuant to the provisions of Section 7.01(e)(i) hereof, or Parent terminates this Agreement pursuant to the provisions of Section 7.01(f) hereof, then the Target Company shall promptly, but in no event later than five (5) Business Days after the date of such termination, pay Parent in immediately available funds a fee equal to $720,000. The payment provided for in this Section 7.05 shall be treated as liquidated damages and shall be in lieu of any other payments for damages incurred by Parent, its directors or its shareholders for termination of the Agreement pursuant to the provisions of
     Section 7.01(e) hereof.

               (b) In the event that the Target Company terminates this Agreement pursuant to the provisions of Section 7.01(e)(iii) hereof, then Parent shall promptly, but in no event later than five Business Days after the date of such termination, pay the Target Company in immediately available funds a fee equal to $720,000.

                      ARTICLE 8
                    MISCELLANEOUS

          SECTION 8.01   Survival of Representations and Warranties.
     The representations, covenants and agreements of the parties hereto contained herein will remain operative and in full force and effect, until the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02 Expenses. Except as set forth specifically herein, each party hereto shall pay its own expenses (including fees and expenses of legal counsel, investment bankers, brokers or other representatives or consultants) in connection with the transactions contemplated hereby (whether or not such transactions are consummated). In the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

          SECTION 8.03 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

               if to Parent or Merger Sub, to:

                  RnetHealth, Inc.
                  506 Santa Monica Blvd., Suite 400
                  Santa Monica, CA  90401
                  Attention:  Wendy Borow-Johnson
                  Fax:  (310) 393-5749

                  with a copy (which shall not constitute notice) to:

                  Holme Roberts & Owen LLP
                  1700 Lincoln Street, Suite 4100
                  Denver, CO  80203-4541
                  Attention:  Linda K. Wackwitz, Esq.
                  Fax:  (303) 866-0200

               if to the Target Company, to:

                  Access Television Network, Inc.
                  2600 Michelson Drive, #1650
                  Irvine, CA  92612
                  Attention:  Tim Tyler
                  Fax: (949) 851-6241

                  with a copy (which shall not constitute notice) to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, New York 10103
                  Attention:  Warren Nimetz, Esq.
                  Fax: (212) 318-3400

     or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

          SECTION 8.04 No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 8.05 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. Except as contemplated by
     Section 2.07 hereof, no party hereto is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party hereto. No party hereto will have the power to control the activities and operations of any other party hereto, and the status of the parties hereto is, and at all times, will continue to be, that of independent contractors with respect to each other. No party hereto will have any power or authority to bind or commit any other.

          SECTION 8.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement, but no such transfer or assignment will relieve Parent or Merger Sub of its obligations hereunder.

          SECTION 8.07   Governing Law.  This Agreement shall be
     governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

          SECTION 8.08 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.03 shall be deemed effective service of process on such party.

          SECTION 8.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 8.10 Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Sections 5.12 and 5.15 hereof, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

          SECTION 8.11 Entire Agreement. This Agreement, the Target Company Disclosure Memorandum, the Parent Disclosure Memorandum, the Voting Agreement, the Registration Rights Agreement and the Services Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior representations, warranties, agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No prior drafts of this Agreement or portions thereof shall be admissible into evidence in any action, suit or other proceeding involving this Agreement

          SECTION 8.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. For purposes of such construction, the Agreement will be considered as a whole.

          SECTION 8.13   Severability.  If any term, provision,
     covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          SECTION 8.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of California, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 8.15 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

          SECTION 8.16   Target Company and Parent Disclosure
     Memoranda. The Target Company Disclosure Memorandum and the Parent Disclosure Memorandum referred to in this Agreement (the "Disclosure Memoranda") are hereby incorporated in this Agreement and made a part of this Agreement for all purposes as if fully set forth in this Agreement. No disclosure in the Disclosure Memoranda shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

          SECTION 8.17 Obligation of Parent and the Target Company. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof. Whenever this Agreement requires the Surviving Corporation to take any action, from and after the Effective Time, such requirement shall be deemed to include an undertaking on the part of Parent to cause the Surviving Corporation to take such action and a guarantee of the performance thereof.

          SECTION 8.18 Time is of the Essence. The parties hereto hereby acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

               [Signature Page Follows]
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



          RNETHEALTH, INC., Parent



          By:  /s/
          Name:
          Title:




          ATN ACQUISITION CORP., Merger Sub



          By:  /s/
          Name:
          Title:




          ACCESS TELEVISION NETWORK, INC.,
          Target Company



          By:  /s/
          Name:
          Title:



          By:  /s/
          Name:
          Title:

ANNEX A
FORM OF CERTIFICATE OF MERGER

ANNEX B
FORM OF SERVICES AGREEMENT

ANNEX C
FORM OF VOTING AGREEMENT

ANNEX D
DESIGNATIONS OF PARENT SERIES A STOCK

ANNEX E
DESIGNATIONS OF PARENT SERIES B STOCK

ANNEX F
FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX G
FORM OF AMENDMENT TO PARENT BYLAWS